PRELIMINARY COPY - SUBJECT TO
                                                 COMPLETION DATED APRIL 18, 2003


                                SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. 3)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X ] Preliminary Proxy Statement              [  ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under Rule 14a-12

                        Financial Industries Corporation
                (Name of Registrant as Specified In Its Charter)

                _________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the  appropriate  box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which  transaction  applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[   ] Fee paid previously with preliminary materials:

[   ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount  previously paid:
     (2)  Form,  Schedule or Registration  Statement No.:
     (3)  Filing Party:
     (4)  Date Filed

                                   [FIC LOGO]

                        Financial Industries Corporation
                             6500 River Place Blvd.
                               Austin, Texas 78730

Dear Shareholder:

     You are invited to attend the Annual Meeting of Shareholders of Financial Industries Corporation, which will be held at 6500 River Place Blvd., Building One, Austin, Texas on May 9, 2003, at 10:00 a.m. local time.

     At this year's Annual Meeting,  shareholders  will be asked to elect eleven
(11) directors. Additional information about the Annual Meeting is provided in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the Annual Meeting, we encourage you to vote as soon as possible. You may vote by mailing a completed proxy card to us in the enclosed postage paid envelope at your earliest convenience. Voting your proxy will ensure your representation at the Annual Meeting. You can revoke your signed proxy at any time before it is used.

     The Board of Directors urges you to carefully review the proxy materials and to vote FOR the director nominees.

     I hope to see you at the May 9, 2003 Annual Meeting.

     This Annual Meeting is of particular importance to all shareholders of FIC in light of the attempt by the Mitte Family to take control of your Board with an unspecified slate of director nominees hand-selected by the Mitte Family and the attempt by the Otter Creek Group to take control of your Board with a slate of director nominees who have no history or familiarity with the Company or its business. Whether or not you expect to attend, you are requested to vote your shares by signing, dating and returning the enclosed WHITE proxy card in the envelope provided. The Board also urges you not to sign any proxy cards sent to you by the Mitte Family, the Otter Creek Group or any other person. Even if you have previously signed a proxy card sent to you by the Mitte Family or the Otter Creek Group, you can revoke it by signing, dating and mailing the enclosed WHITE Proxy card in the envelope provided.
                                                     Sincerely,

                                                     /s/ Eugene E. Payne

                                                     Eugene E. Payne
                                                     Chairman, President and
                                                     Chief Executive Officer

                        FINANCIAL INDUSTRIES CORPORATION
                      6500 River Place Blvd., Building One
                               Austin, Texas 78730

                            NOTICE OF ANNUAL MEETING
                         TO BE HELD FRIDAY, MAY 9, 2003

     To the Shareholders of Financial Industries Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Financial Industries Corporation ("FIC" or the "Company") will be held at 6500 River Place Blvd., Building One, Austin, Texas on Friday, May 9, 2003, at 10:00 a.m. local time. The Annual Meeting will be held for the purposes stated below and more fully described in the accompanying Proxy Statement, and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof:

     1. To elect eleven (11) directors to hold office for the ensuing year.

     2. To transact any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on Tuesday, March 18, 2003 as the Record Date to determine which shareholders are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the office of the Company for 10 days prior to the Annual Meeting.



                                              By Order of the Board of Directors

                                              Theodore A. Fleron
                                              Secretary

Austin, Texas
April __, 2003

                                                 PRELIMINARY COPY - SUBJECT TO
                                                 COMPLETION DATED APRIL 18, 2003


                        FINANCIAL INDUSTRIES CORPORATION

                      6500 River Place Blvd., Building One
                               Austin, Texas 78730

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FRIDAY, MAY 9, 2003

                               PURPOSE OF MEETING

General

     The enclosed Proxy Statement and the accompanying Proxy are being mailed to the shareholders of Financial Industries Corporation ("FIC" or the "Company") on or about April ___, 2003, in connection with the solicitation of Proxies by the Board of Directors of the Company. The Proxy is for use at FIC's Annual Meeting of Shareholders (the "Annual Meeting") at the time and the place and for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement contains important information regarding FIC's Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

     At the Annual Meeting, shareholders will consider and vote on the following matters:

     1. The election of eleven (11) directors to hold office for the ensuing year.

     2. Any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

Pending Litigation with Mitte Family

     In October 2002, a Special Committee of the Company's Board of Directors voted to terminate the employment agreement of Roy F. Mitte, the Company's
Chairman and Chief Executive Officer, by reason of Mr. Mitte's physical or mental disability extending over a period of six consecutive months or more. Mr. Mitte was given the opportunity to submit to medical and mental examinations if he believed that he did not suffer from such disability and he chose not to do so. The Special Committee further voted to terminate Mr. Mitte's employment agreement on the alternative basis that the actions of Mr. Mitte, as described in the Report of the Audit Committee of the Board of Directors Concerning Payment of Personal Expenses of the Chairman, dated September 17, 2002 (the "Audit Committee Report"), constituted breaches of such agreement that excused further performance thereof by FIC.

     The Audit Committee,  which consisted at the time of John D. Barnett, David
G. Caldwell, W. Lewis Gilcrease and Frank Parker, found that over the course of almost ten years, the Company had paid, or reimbursed Mr. Mitte for, expenses that were personal in nature. These payments and reimbursements included:

     o Direct payments of amounts charged to an MBNA MasterCard in the name of Mr. Mitte in amounts totaling $455,561 from August 1992 through August 2002, most of which appeared to have been personal in nature;

     o Reimbursements made to Mr. Mitte's Administrative Assistant for expenditures in the total amount of $17,983, which similarly appeared to have involved personal expenses of Mr. Mitte or his family; and

     o Direct payments to vendors in the total amount of $70,880 for personal expenses of Mr. Mitte and his family.

     The determination that these amounts constituted personal expenses of Mr. Mitte and his family was based on a careful review and analysis of these expenses. Ernst & Young LLP was retained to review the Company's records of the expenses and payments thereof, and the conclusions in the Audit Committee Report reflect the results of Ernst & Young's analysis of these documents. In addition, as is more fully set out in the Audit Committee Report, the Audit Committee's counsel interviewed a number of witnesses, including but not limited to Mr. Mitte's personal assistant, concerning the expenditures. The Company believes that the personal nature of the expenses is evident from even a cursory review of the documents reflecting them. For example, amounts charged to the MBNA MasterCard and reimbursed by the Company included substantial charges by grocery stores, drugstores, department stores and home improvement stores.

     The Audit Committee did not find evidence of similar payment of or reimbursement for expenses of any other officer or director that appeared personal in nature. In addition, as is more fully described in the Audit Committee Report, the Audit Committee noted that Mr. Mitte's responses when
questioned   concerning  such  expenses   typically  involved  such  actions  as
terminating the officer in question or attempting to obtain personally embarrassing information to use against such person (even in the absence of any apparent factual basis suggesting that such information existed).

     The Audit Committee further noted that in January 2002, Mr. Mitte caused the transfer of $1,000,000 from the Company to the Roy F. and Joann Cole Mitte Foundation (the "Mitte Foundation"), a charitable foundation controlled by Mr. Mitte, in contravention of his earlier statement to the Compensation Committee of the Board that no donation would be made from FIC to the Mitte Foundation during 2002, and without the prior approval of the Board, which is customarily required for an interested transaction of this nature. This statement was the basis for the recommendation of the Compensation Committee, and the decision of the Board of Directors, to increase Mr. Mitte's salary for the 2002 fiscal year. Although a unanimous written consent of the Board of Directors was circulated at the request of Mr. Mitte to approve the donation after the wire transfer had already been made, the written consent never became effective because less than all of the directors signed the written consent.

     The Audit Committee presented its conclusions in the Audit Committee Report. Thereafter, the members of the Audit Committee were appointed to serve on a Special Committee of the Board of Directors, formed in September 2002, for the purpose of making a recommendation to the Board with respect to the findings contained in the Audit Committee Report. In October 2002, the responsibilities and authority of the Special Committee were further defined to empower the Special Committee take any action it deemed necessary with respect to the conclusions of the Audit Committee Report. The Special Committee consisted of

Tim Casey, Theodore Fleron, John Barnett, David Caldwell, Lewis Gilcrease, Elizabeth Nash and Frank Parker. The Special Committee approved the termination of Mr. Mitte's employment agreement by reason of physical or mental disability extending over a period of six consecutive months or more. In the alternative, the Special Committee approved the termination of Mr. Mitte's employment agreement because of material breaches thereof excusing further performance by FIC.

     Thereafter, the Company made demand upon Mr. Mitte for the repayment of $550,095.20 as amounts paid or reimbursed by the Company, over the course of approximately ten years, that appeared to constitute personal expenses of Mr. Mitte or members of his family. The Company further made demand that Mr. Mitte repay the sum of $1,000,000 transferred to the Mitte Foundation in January of 2002. In response, attorneys for Mr. Mitte contended that expenses identified in the Audit Committee Report in the aggregate amount of $34,008.09 were legitimate Company-related expenses. Without waiving any rights, the Company agreed to reduce its demand by the amount of such expenses, and accordingly made demand upon Mr. Mitte for the payment of $1,516,087.11. Although attorneys representing the Company thereafter had a number of communications with attorneys representing Mr. Mitte, no repayment was made.

     On January 20, 2003, attorneys representing the Mitte Foundation sent a demand that the Company hold a special shareholders meeting for the purpose of removing all members of the board of directors and electing unidentified directors that would be proposed by the Mitte Foundation, Roy Mitte, Mr. Mitte's wife, Joann Cole Mitte, and Mr. Mitte's son, Scott Mitte (collectively, the "Mitte Family"). These attorneys informed the Company that they were prepared to pursue litigation if their demands were not met. The Mitte Foundation's demand, if granted by the Company or ordered by a court, would have required holding a shareholders' meeting without proxy materials of the Company or the dissemination to shareholders of all appropriate financial and other information concerning the Company's performance in 2002. Specifically, the federal securities laws require that each proxy statement furnished to shareholders by the Company must be accompanied or preceded by an annual report to shareholders which includes audited financial statements for the prior fiscal year. The Mitte Foundation demanded that the Company hold a special shareholders' meeting on February 4, 2003, only fifteen days after the date of the demand letter. The Company could not have prepared audited financial statements for fiscal year 2002 so soon after the fiscal year, nor was it otherwise required to file such financial statements by such time under the federal securities laws, which allow 90 days following the end of the fiscal year to prepare such information. As a result, the Company could not have disseminated proxy materials to its shareholders in compliance with the federal securities laws. Accordingly, in light of the Mitte Foundation's demand for a special meeting, the Company was forced to commence litigation against Mr. Mitte, the Mitte Foundation, and Joann Cole Mitte, which sought to delay the meeting alleging, among other things, Mr. Mitte's violation of certain provisions of the securities laws as described below.

     The material allegations made by the Company against the Mitte Family are set out in detail in the Company's Original Complaint, filed on January 23, 2003 in the United States District Court for the Western District of Texas, Austin Division, Case No. A03-CA-033SS. The following allegations were made by the Company in the Complaint:

     o The Mitte Family omitted material information required to be disclosed under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations issued thereunder, as well as violated the proxy solicitation rules contained in Regulation 14A of the Exchange Act;

     o Over a ten-year period, Roy Mitte caused FIC to pay, or to reimburse Mr. Mitte for, personal expenditures of Mr. Mitte or his family, in an amount exceeding $500,000;

     o In January 2002, Roy Mitte caused the transfer of $1,000,000 from FIC to the Mitte Foundation, in contravention of a promise made by Mr. Mitte to the Compensation Committee of the Board of Directors that no such transfers would be sought or made in 2002; and

     o FIC has borne significant expenses that properly should have been paid or reimbursed by the Mitte Foundation.

          The  following relief was sought by the Company:

     o A declaratory judgment that the Company may defer any shareholders' meeting until, among other things, the Company and Mitte could properly solicit proxies in compliance with the federal securities laws;

     o    A preliminary  injunction  preventing,  among other things,  the Mitte
          Foundation   from   demanding   that  the  Company  notice  a  special
          shareholders' meeting:

     o A monetary judgment against Mr. Mitte for the amount of personal expenses which he improperly caused FIC to pay or reimburse him;

     o A monetary judgment against the Mitte Foundation in the amount of $1,000,000 and for all sums which FIC has improperly paid or borne on behalf of the Mitte Foundation;

     o A monetary judgment against Mr. Mitte in the amount of $1,000,000, in the event that the Mitte Foundation fails to repay this amount; and

     o Interest, attorneys' fees, and all other sums to which FIC proves itself justly entitled.

     On March 19, 2003, Mr. Mitte filed a counterclaim against the Company alleging breach of contract with respect to the Company's failure to pay Mr. Mitte severance benefits and compensation that Mr. Mitte claims he is entitled to receive under his employment agreement with the Company. Mr. Mitte seeks actual damages, interest and attorney's fees and costs.

     The Company has not yet filed an answer to Mr. Mitte's counterclaim. Both the Mitte Family and the Company are currently engaged in discovery with respect to the pending litigation.

     As you may know, the Mitte Family has commenced a proxy solicitation for the purpose of taking control of your company by electing Mr. Mitte's slate of director nominees. The Board of Directors believes that the attempt by Mr. Mitte to take over your company is directly related to the courageous action of your current management and independent Board members to remove Mr. Mitte from his position as Chairman and Chief Executive Officer once they discovered his alleged misappropriation of corporate funds and to seek reimbursement for the Company.

     YOUR BOARD STRONGLY URGES YOU NOT TO RETURN ANY PROXY CARD SENT TO YOU BY THE MITTE FAMILY. THE BEST WAY TO SUPPORT THE COMPANY'S NOMINEES AND THE BOARD OF DIRECTORS' DETERMINATIONS IS TO VOTE "FOR" THE COMPANY'S NOMINEES ON THE WHITE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT.

Otter Creek Group

     On March 18, 2003, the Company received a letter from an attorney purporting to represent Otter Creek Management Inc. and its affiliates (the "Otter Creek Group") and other persons claiming to be shareholders of the Company requesting a special shareholders meeting to remove the Company's Board of Directors and replace them with other unnamed directors. Given the close proximity to the already scheduled annual meeting, the Company responded that such a duplicative meeting was unnecessary and would be a waste of the Company's resources, due to the fact that all of the Company's directors would be up for election at the Annual Meeting. On April 8, 2003, Otter Creek Management, Inc. filed a preliminary proxy statement with the SEC relating to the Annual Meeting requesting proxies for proposals to elect eight directors and to amend the Company's bylaws to reduce the size of the Board to eight members. Otter Creek Management Inc. filed an amendment to its preliminary proxy statement with the SEC on April 16, 2003.

     The Company is unaware of the motives of the Otter Creek Group in soliciting proxies in opposition of the Company's board of directors, other than its statement in the preliminary proxy materials that it seeks to elect a board of directors that will pursue a sale of the Company. Given the fact that the Board of Directors formed a special committee and engaged an internationally recognized investment banking firm three months ago to explore strategic alternatives to maximize shareholder value, including a sale of the Company, and determined that such action was not in the best interest of the Company's shareholders at this time, it is unclear why the Otter Creek Group is making such proposals.

     Management of the Company feels that these proposals by a shareholder with relatively small holdings and with no long-term investment goals would be detrimental to the growth of the Company and long-term value to its other shareholders. Additionally, the Otter Creek Group has not provided any information to shareholders as to how it intends to operate the Company pending a potential sale transaction or in the event that it is unable to consummate any such sale. The Company's nominees provide superior breadth of experience and continuity to continue with management's growth plans, which it believes will enhance shareholder value far in excess of a sale of the Company during the current depressed market conditions. Accordingly, the persons authorized to vote shares represented by the Proxy will have full discretion and authority to vote "AGAINST" the Otter Creek Group's proposal to reduce the size of the Board to eight members.

     ACCORDINGLY, YOUR BOARD URGES YOU NOT TO RETURN ANY PROXY CARD SENT TO YOU BY THE OTTER CREEK GROUP, AND TO VOTE "FOR" THE COMPANY'S NOMINEES ON THE WHITE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT.

Unsolicited Indication of Interest from the Pillar Foundation Group

     In December 2002, the Company received an unsolicited indication of interest from the Pillar Foundation Group ("Pillar"). As previously publicly disclosed by the Company, the Company believes that the letters sent to FIC by Pillar did not constitute an offer. Rather, the letter stated that it was as an indication of interest to enter into a letter of intent with respect to the acquisition of all or part of the outstanding common shares of FIC at a tentative valuation of $13 to $18 per share. Pillar did not indicate the source of funds for any such transaction, nor the structure or timing of any possible transaction. Furthermore, Pillar stated in the letter that any transaction would be subject to numerous due diligence and other identified and unnamed conditions, such as determination of a final price, regulatory and board approvals, and execution by sellers of a satisfactory stock purchase agreement. In fact, the letter did not even state clearly whether Pillar intended to acquire shares from FIC or from other shareholders. In addition, Pillar did not have an established reputation in the insurance industry for consummating transactions of this magnitude and there was no evidence that it had the financial ability to do so. Because the valuation indicated by Pillar was below book value and because of the depressed state of the U. S. capital markets and poor general economic conditions, the Board of Directors concluded that it would not be in the best interest of the Company's shareholders to sell the Company for a depressed price in the existing economic conditions.

     Nevertheless, in the exercise of its fiduciary duties, on December 13, 2002, the Board of Directors unanimously approved the appointment of a Special Committee to review unsolicited indications of interest in the acquisition of the Company. On January 6, 2003, the Board of Directors unanimously approved a realignment of the Special Committee to include only independent directors and it authorized the Special Committee to select an investment banking firm to perform a valuation analysis of FIC and to explore strategic alternatives to improve shareholder value including a sale of FIC. The Special Committee interviewed four firms and selected Salomon Smith Barney.

     Among the alternatives considered by the Special Committee were a sale of the company consistent with recent unsolicited indications of interest in FIC and various management alternatives, including an increased operating efficiency strategy, a growth through acquisitions strategy and a marketing alliances strategy. Through an exhaustive study of all business projections and financial assumptions, it was determined that pursuing any or all of the management plan was more advantageous to shareholder value than the sale, merger, or consolidation of the company at this time given current market conditions for sale transactions in the insurance industry and general economic conditions. The Special Committee ultimately determined, based in part on the analysis performed by Salomon Smith Barney, that it was in the best interest of FIC's shareholders at that time to allow FIC's new management to implement its business plan for FIC. The Board of Directors voted to accept the Special Committee's recommendation.

                                VOTING PROCEDURES

Who Can Vote

     The Board of Directors of the Company has fixed the close of business on March 18, 2003 as the record date (the "Record Date") for the Annual Meeting. Only shareholders of record on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 9,625,630 shares of FIC's common stock ("Common Stock") issued, outstanding and entitled to vote. Holders of record as of the Record Date are entitled to one (1) vote per share on all matters to be acted on at the Annual Meeting. However, in voting for directors, each shareholder may cumulate votes; that is, each shareholder may cast as many votes as there are directors to be elected multiplied by the number of shares then registered in his or her name and to cast all such votes for one candidate or distribute such votes among the nominees for director in accordance with the shareholder's choice. Since there are eleven directors nominated for election, each share will be entitled to eleven (11) votes on a cumulative basis in voting for directors. The right to vote cumulatively may be exercised only in the event that a shareholder gives written notice of his decision to vote cumulatively to the Secretary of FIC on or before May 8, 2003. If any shareholder complies with the written notice requirement, all shareholders may cumulate their votes.

How You Can Vote

     Voting by Mail. The accompanying Proxy is designed to permit you, as a holder of the Company's Common Stock, to vote for or withhold voting for any or all of the nominees for election as directors under Proposal 1 and to authorize proxies to vote in their discretion with respect to any other proposal brought before the Annual Meeting. If you return your signed Proxy before the Annual Meeting, we will vote your shares as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director in Proposal 1.

     If you do not specify on your Proxy how you want to vote your shares, those persons specified in the Proxy will vote your shares "FOR" the election of directors in Proposal 1 and "AGAINST" any proposal that may be properly brought before the Annual Meeting by the Mitte Family or the Otter Creek Group. If any shareholder elects to vote cumulatively, the persons authorized to vote shares represented by the Proxy will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the Board of Directors' nominees as they may determine so as to elect the maximum number of management nominees as believed possible under the then prevailing circumstances or, if authority to vote for specific candidates has been withheld, among those nominees for whom authority to vote has not been withheld.

     Voting in Person at the Meeting; Revocation of Proxy. The Company encourages you to attend its Annual Meeting. Mailing your Proxy does not prevent you from voting in person at the Annual Meeting if you so desire. Any shareholder of the Company completing a Proxy has the right to revoke his or her Proxy at any time prior to the exercise thereof at the Annual Meeting. You may revoke your Proxy by: (1) delivering written notice of revocation to Theodore A.

Fleron, Secretary, Financial Industries Corporation, 6500 River Place Blvd., Bldg. One, Austin, Texas 78730 at or prior to the Annual Meeting, (2) delivering of a subsequent Proxy, or (3) voting in person at the Meeting (attendance at the Annual Meeting will not in and of itself constitute a revocation of your Proxy - you must vote at the Annual Meeting). The delivery of a later-dated Proxy to the Company (unless later revoked as described in the previous sentence) will have the effect of revoking any prior proxy card which you may deliver to any third-party, including with respect to any matter or proposal on such proxy card that is not on the Proxy and for which the named proxies therein have discretionary authority to vote on. If you plan to attend the Meeting and vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote your shares in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote your shares at the Annual Meeting, you will need to bring with you to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

     Voting Shares Held in Company Plans. Shares of Common Stock held in the Company's 401K plan for its employees and affiliates are held of record and are voted by the trustees of the 401K plan. Participants in the 401K plan may direct the trustees as to how to vote shares allocated to their accounts. Shares for which the trustees do not receive voting directions from participants will not be voted by the trustees.

Discretionary Authority of Named Proxies with respect to Otter Creek Group Proposal

     According to the preliminary proxy statement filed by the Otter Creek Group on April 8, 2003, as amended on April 16, 2003, the Otter Creek Group intends to bring a proposal before the Annual Meeting to amend the bylaws of the Company to decrease the size of the Board of Directors to eight members. If such a proposal is properly brought before the Annual Meeting, the persons authorized to vote shares represented by the Proxy will have full discretion and authority to vote "AGAINST" the Otter Creek Group's proposal to reduce the size of the Board to eight members. By delivering the White Proxy Card enclosed herewith (and not properly revoking such Proxy), the shares represented by such Proxy will be voted "AGAINST" the proposal to amend the bylaws to reduce the size of the Board of Directors to eight members pursuant to the proxies' discretionary authority given thereby, even if a prior-dated proxy card was delivered to the Otter Creek Group by such shareholder voting in favor of the proposal.

Required Votes

     The holders of a majority of the shares entitled to vote who are either present in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors (Proposal 1).

Treatment of Abstentions and Broker Non-Votes

     In accordance with Texas law, a shareholder entitled to vote for the election of directors can withhold authority to vote for certain nominees for director. A Proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Any shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and for which they have received no instructions from the beneficial owners or persons entitled to vote ("broker non-votes") will be counted as shares that are present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the Proxy that it does not have discretionary authority to vote, those shares will be treated as not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters). Under applicable rules of conduct, brokers do not have discretionary authority over any proposal to be presented at the Annual Meeting when the matter to be voted upon is being opposed by management or subject to a contest. Therefore, broker non-votes will have no effect in determining the outcome of the election of directors.

Costs and Methods of Proxy Solicitation

     The Company has hired Georgeson Shareholder Communications Inc. ("Georgeson") to provide solicitation and advisory services in connection with the Proxy solicitation, for which Georgeson is to receive a fee estimated at $70,000, together with reimbursement for reasonable out-of-pocket expenses. In addition to the solicitation of Proxies by use of the mail, Georgeson, as well as officers and employees of the Company, may solicit the return of Proxies by personal interview, telephone, facsimile, telegram, email or via the Internet. Georgeson will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares of Common Stock. The Company has also agreed to indemnify Georgeson against certain liabilities and expenses. It is anticipated that Georgeson will employ approximately 50 persons to solicit shareholders for the Annual Meeting.

     Costs incidental to these solicitations of Proxies will be borne by the Company and include expenditures for printing, postage, legal, accounting, public relations, soliciting, advertising and related expenses and are expected to be approximately $200,000 in addition to the fees of Georgeson described above (excluding the amount normally expended by the Company for the solicitation of proxies at its annual meetings). Total costs incurred to date for, in furtherance of, or in connection with these solicitations of Proxies are approximately $90,000.

     The Company expects to use Computershare Investor Services to act as inspector with respect to the tabulation of Proxies in connection with the Annual Meeting. The Company expects to pay Computershare Investor Services a fee of approximately $18,700 for its services, plus reimbursement for reasonable out-of-pocket expenses, estimated to be approximately $4,000. The Company expects to seek reimbursement from the Mitte Family and the Otter Creek Group for one-third of such payments.

     Certain information about the directors and executive officers of the Company and certain employees and other representatives of the Company who may also solicit Proxies is set forth in the attached Schedule I to this Proxy Statement.

Additional Information

     A copy of FIC's Annual Report to Shareholders for the year ended December 31, 2002, including financial statements, has either been previously forwarded to shareholders or is included with this Proxy Statement.

     A copy of the Company's Annual Report to the SEC on form 10-K, including financial statements and financial schedules, may be obtained by shareholders without charge upon the receipt of a written request addressed to Robert S. Cox, Financial Industries Corporation, 6500 River Place Blvd., Bldg. One, Austin, Texas 78730. Copies are also available on the Company's website at www.ficgroup.com under the "Investor Relations" section.

                        PROPOSAL 1 ELECTION OF DIRECTORS

     The Company's Bylaws provide that the number of directors must be at least three but not more than twenty-five. The Board of Directors is elected each year at the Annual Meeting of Shareholders. In the event a director nominee is unable or declines to serve, the Proxies will be voted for any nominee who may be designated by the Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director. Each director will serve until the 2004 Annual Meeting of Shareholders and until he or she is succeeded by another qualified director who has been elected, or until his or her death, resignation or removal.

     The nominees for director are: John D. Barnett, Theodore A. Fleron, Dr. W. Lewis Gilcrease, Richard A. Kosson, Fred W. Lazenby, James B. Morgan, Elizabeth
T. Nash, Frank Parker, Dr. Eugene E. Payne, Jerold H. Rosenblum, and Robert C. Wilson, III. Of the nominees, four are not currently directors of the Company:
Fred W. Lazenby, James B. Morgan, Jerold H. Rosenblum and Robert C. Wilson, III. The remaining nominees currently serve as directors.

      Additional information about the election of directors and a brief biography of each nominee are set forth below.

Nominees for Election as Directors

John D. Barnett, 60, is a Principal and Senior Vice President of Investment Professionals, Inc., a broker-dealer located in San Antonio, Texas. He has been with Investment Professionals since 1996 and is the head of that firm's Fixed Income Division. Previously, from 1983 to 1996, Mr. Barnett was associated with Prudential Securities, Inc., where he served both institutional and individual clients. At the time he left Prudential, he was First Vice President-Investments. He has completed the NASD registered principal and investment advisor examination requirements and holds life and health insurance and variable annuity licenses. Mr. Barnett is a director of a non-profit organization. He is a graduate of Howard Payne University and earned an M.A. degree from Southwest Texas State University. He has served as a director of FIC since 1991, and has served on several committees of the Board, including the Audit Committee. He currently serves on the Executive Committee, as Lead Director, and the Investment Committee.

Theodore A. Fleron, 63, is Vice President, General Counsel of FIC since 1996, Secretary of FIC since December 2002 and has been a director since 1996. He is also a director of the life insurance subsidiaries of FIC and serves as Senior Vice President, General Counsel and Secretary of those companies. Mr. Fleron has been associated with FIC since December 1989 and has been involved in all aspects of FIC's legal matters, including corporate and federal securities, insurance regulation and litigation. Previously, he was associated with CIGNA Corporation and its predecessor, INA Corporation, from 1974 to 1989, where he served as Senior Counsel in the Law Department. Prior to joining INA Corporation, he had insurance industry experience at a large mutual insurance company and a small stock life insurance company. Mr. Fleron is a member of the American Bar Association, as well as the Business Law Section and the Labor and Employment Law Section of the ABA. He is a graduate of Brown University and received his law degree from the University of Pennsylvania School of Law.

W. Lewis Gilcrease, 71, has served as a director of FIC since 1979. During his tenure as a director, Dr. Gilcrease has served on various committees of the FIC board, including the Audit Committee. He currently serves on the Nominating Committee. Following his graduation from the University of Texas Dental School in 1965, Dr. Gilcrease opened a dental practice in San Marcos, Texas, which he currently operates. He was a founding member and former Chairman of the Board of Balcones Savings Association, later known as Balcones Bank, from 1979 to 1991, where he assisted in the establishment of bank policy and oversaw loan approvals. Dr. Gilcrease has been active in various civic and professional organizations, including past president of the Southwest Texas State University ("SWTSU") Alumni Association and a founding member of the SWTSU Bobcat Athletic Foundation. He is chairman and president of the Strahan Foundation, which supports athletic programs at SWTSU and the SWTSU Support Foundation, which assists SWTSU's real estate activities. Dr. Gilcrease is a graduate of SWTSU, where he also earned a masters degree. He is a member of the American Dental Association and is active in state and local dental associations.

Richard A. Kosson, 70, is a partner in the public accounting firm of Citrin Cooperman & Company, LLP, Springfield, NJ. He is a member of the New Jersey Society of Certified Public Accountants and is licensed as an accountant in both New Jersey and New York. His clients have included companies in manufacturing, wholesale and service organizations, insurance and industrial distribution. Mr. Kosson previously served as Chairman of the NJSPCA Insurance Trust and has served as president and director of various organizations, including several public corporations. He is a graduate of Rutgers University. Mr. Kosson has served as a director of FIC since December 2002. He was a director of InterContinental Life Corporation ("ILCO") from 1981 to May 2001, when ILCO became a wholly-owned subsidiary of FIC.

Fred  W.  Lazenby,   71,  is  President  and  Chief  Executive  Officer  of  LNC
Corporation, a private investment company since 1994. In 1983, he founded Southlife Holding, where he served as Chairman and Chief Executive Officer until retirement in 1994. During his tenure, Southlife Holding acquired four life insurance companies in the southeastern United States, including Southwestern General, a life insurance company located in Dallas, Texas. Southlife Holding became a public company in 1986 and merged into Providian Corp. in 1989. Mr. Lazenby began his career in the life insurance business in 1956, when he joined National Life and Accident Insurance Company as an agent. During a twenty-seven year career at National Life, he served in various management capacities and was elected President of National Life in 1980. From 1984 to 1999, he served as a director of the National Bank of Commerce. Mr. Lazenby is active in a number of civic and charitable organizations. He was recently appointed to the Small Business Administration Board of Advisors for a two-year term. He is a graduate of Vanderbilt University and resides in Nashville, Tennessee.

James B. Morgan, 62, has been a partner in the law firm of Handy & Morgan, Hurst, Texas since 1969. His practice consists primarily of business and tax law, estate planning and probate and school law. Mr. Morgan has served as the attorney for several school districts in the Ft. Worth, Texas area. He is board certified in Estate Planning and Probate Law by the Texas Board of Legal Specialization. Mr. Morgan served on the advisory board of Chase Bank of Texas (Hurst) from 1971 to 2000. He currently serves as a director of MercantileBank Texas, Ft. Worth, Texas, a position he has held since 2001. Mr. Morgan has been active in a number of civic and charitable organizations, including the board of New Horizons Ranch and Center (a residential treatment facility for abused children) and the board of the Education Service Center for Region XI (Texas). He is a graduate of Baylor University and the Baylor University School of Law. Following graduation from law school, he served as an attorney with the Office of Chief Counsel, Internal Revenue Service, Washington, DC, until he began his private law practice. He is a member of the School Law Section of the State Bar of Texas, the Texas Association of School Boards and the National School Boards Association Council of School Attorneys.

Elizabeth T. Nash, 53, has been a member of the Texas State University System Foundation ("TSUS Foundation"), which manages the real estate assets of the nine educational institutions in Texas, since 2000. The TSUS Foundation oversees the operations, financing and development and contractual negotiations for the TSUS properties. Ms. Nash has been a member of the Southwest Texas University
Development Foundation since 1987, where she has served as Chairman and currently serves on its Investment Committee. From 1993 to 1999, she served on the Board of Regents of the Texas State University System, where she served terms as Chairman and Vice Chairman. She also holds the position of Secretary/Treasurer of Chuck Nash Chevrolet Oldsmobile Buick Jeep, Inc. in San Marcos, Texas and is involved in the daily business operations of this family-owned business. Ms. Nash currently serves as president of the Seton Hospital Development Board. She also serves on the advisory board of Wells Fargo Bank in San Marcos and is on the board of Capital of Texas Public Broadcasting Telecommunications Council. She is a graduate of the University of Texas. Ms. Nash has been a director of FIC since June 2001 and has served on several committees, including the Audit Committee and Special Committees. She served as a director of ILCO from 1998 to May 2001 when ILCO became a wholly-owned subsidiary of FIC.

Frank Parker, 73, was President/Owner of Gateway Tugs, Inc., operator of harbor tugs at Port Brownsville and Par-Tex Marine, Inc., operator of intracoastal tugs in Brownsville, Texas until his retirement in 1998. Currently, a private investor, he has served as a director of a number of civic organizations and was a founding director of the Sunrise Bank in Brownsville. For ten years, he served as a director of West Gulf Maritime Association-Houston, a policy making board for six Texas ports. Mr. Parker is a graduate of the University of Texas with a BBA degree. He has been a director of FIC since 1994 and has served on several committees, including the Audit Committee, the Compensation Committee, the Nominations Committee and several Special Committees.

Eugene E. Payne, 60, is Chairman, President and Chief Executive Officer of FIC, a position he has held since November, 2002. He joined FIC in 1989 and served for twelve years in an executive capacity in every major business area, including chief operations officer and chief marketing officer. In 2000, Dr. Payne elected early retirement from FIC and taught management strategy and entrepreneurship as chairman of the management department at Southwest Texas State University's College of Business. He returned to FIC as Interim Chairman in August 2002 and was elected to his current positions in November, 2002. He also served as a director of FIC from 1992 to 2000 and as a director of ILCO (currently a wholly-owned subsidiary of FIC) from 1989 to 2000. Prior to joining FIC, Dr. Payne served as vice president for administration and finance for Texas Tech University and for the Texas Tech Medical School, from 1981 to 1989 and vice president for finance and administration at Southwest Texas State University from 1974 to 1981. He began his career as a management scientist at the corporate headquarters of E.I. DuPont and later served on the corporate staff of EDS Corporation. He received a BS and MS from Texas A&M University and a Ph.D. in industrial engineering and management science from the University of Oklahoma. He has published, consulted or testified as an expert witness in the areas of management systems, entrepreneurship, financing, facilities funding and strategic planning.

Jerold H. Rosenblum, 68, was Senior Vice President and Chief Counsel of CIGNA Group Insurance until his retirement in 1998. His career at CIGNA, and its predecessor INA Corporation, began in 1976. He held a number of positions within the CIGNA companies, including Chief Counsel for the Special Benefits Division, Chief Counsel for the International Life Division and Senior Counsel in INA Corporation's individual and group life insurance operations. In 1984, he was elected Assistant General Counsel of CIGNA Corporation. Prior to joining INA Corporation, Mr. Rosenblum had insurance industry experience at other companies and served as a senior attorney with the U. S. Securities and Exchange Commission. He is a graduate of Ohio State University and received his law degree from American University. He is a member of the American Bar Association's Committee on Torts and Insurance Practice. He was formerly an active member of several other ABA committees as well as those of the American Council of Life Insurance. He was a former Chairman of its Securities Committee, focusing much of that committee's attention on Federal and State regulation of annuities. He was formerly Vice Chairman of the Insurance Federation of Pennsylvania, the Commonwealth's Life Insurance Guarantee Fund. Mr. Rosenblum is also a member of The Association of Life Insurance Counsel. He has served as lecturer on life insurance industry topics and has written extensively on life insurance legal issues. He is also a director of CIGNA Life Insurance Company of New York, which operates primarily in the state of New York and markets group insurance products.

Robert C. Wilson, III, 55, is President and majority owner of Houston RCW Three, Inc., a real estate developer located in Houston, Texas, since 1982. From November 1997 to October 1999, Mr. Wilson was Managing Director and President of WMF Robert C. Wilson, a wholly-owned subsidiary of the Washington Mortgage Financial Group, Ltd., which serviced a mortgage loan portfolio. Previously, he was Chairman, Director and majority owner of The Robert C. Wilson Company, a Houston-based regional real estate financial service and mortgage banking firm engaged in the origination and servicing of income property loans for the major life insurance companies, corporations and pension funds, from 1971 to November, 1997 when the company was sold to Washington Mortgage Financial Group, Ltd. From 1994 to 1996, Mr. Wilson was Chairman, Director and majority owner of Wilson, Cantwell & Spelman, a Denver-based real estate financial service and mortgage banking firm engaged in the origination and servicing of income property loans for a number of major life insurance companies, corporations and pension funds. He is a graduate of the University of Texas and is active in various civic activities as well as numerous professional organizations related to real estate and mortgage banking.

Required Vote

     Assuming the presence of a quorum, the holders of at least a plurality of the issued and outstanding shares of Common Stock present, either in person or by proxy, at the Annual Meeting must vote in favor of a nominee in order to elect a director. The Directors have informed the Company that they intend to vote all of their shares of Common Stock in favor of the nominees.

Recommendation

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR. THE SHARES REPRESENTED BY PROXIES MAY BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS SO AS TO ELECT THE MAXIMUM NUMBER OF MANAGEMENT NOMINEES WHICH MAY BE ELECTED BY CUMULATIVE VOTING.

Board Meetings and Committees

     The business of the Company is managed under the direction of the Board of Directors (the "Board"). The Board met formally eight times during 2002 and each of the incumbent directors at December 31, 2002 attended at least 75% of the aggregate number of meetings of the Board and respective committees on which he or she served. In addition, the Board took action on items by unanimous consent two different times during 2002. Among the standing committees established by the Board at December are the following:

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     Audit  Committee.  The Audit  Committee  is chosen by the Board  from those members who are not officers or employees of the Company or its subsidiaries. The Directors serving on the Audit Committee during 2002 were Chairman John D. Barnett, David Caldwell, Frank Parker and W. Lewis Gilcrease. On December 13, 2002, the Audit Committee was realigned to include the following individuals:
Chairman Richard Kosson, David Caldwell, W. Lewis Gilcrease and Elizabeth Nash. Mr. Caldwell resigned from the Board and the Audit Committee in January 2003, citing personal reasons for his resignation.

     The Audit Committee's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the SEC; (ii) the system of internal controls that management has established and (iii) the internal and external audit process. In addition, the Audit Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. Each of the members of the Audit Committee is "independent", as defined by the current listing standards of The Nasdaq Stock Market, Inc. ("Nasdaq").

     The Audit Committee met formally four times during 2002 to review the Company's Annual Report on Form 10-K filed on April 1, 2002, and the Quarterly Reports on Form 10-Q filed on May 15, 2002, August 26, 2002, and November 14, 2002.

     Additionally, on August 13, 2002, as the Audit Committee was prepared to meet to discuss the Company's Quarterly Report on Form 10-Q for the period ending June 30, 2002, management of the Company reported to the Audit Committee that in connection with the preparation of the Form 10-Q, management discovered that certain expenses which were paid by the Company during the reporting period and prior reporting periods may have been personal, rather than business-related expenses, of Roy F. Mitte, the then President and Chief Executive Officer of the Company. On August 15, 2002, the Audit Committee of the Board retained independent counsel to conduct a review for the current and prior periods. In connection with such review, the Audit Committee met four times.

     The members of the Audit Committee also served on a Special Committee which was formed in September 2002, for the purpose of reviewing the Report of the Audit Committee regarding the personal expenses and other matters related to Roy
F. Mitte that were detailed in the Report of the Audit Committee. The Special Committee was charged with the responsibility of making recommendations to the Board with respect to actions to be taken with respect to the personal expenses which Mr. Mitte allegedly caused to be paid to himself, the unauthorized donation which he allegedly caused to be made to the Mitte Foundation and the other matters detailed in the Report of the Audit Committee. The Special Committee met formally six times during 2002.

     Compensation Committee. The Compensation Committee is chosen by the Board from those members who are not officers or employees of the Company or its subsidiaries. The members of the Compensation Committee during 2002 were: John Barnett and Frank Parker. On December 13, 2002, the Compensation Committee was realigned to include the following individuals: Chairman John Barnett, David Caldwell, Richard Kosson, and Frank Parker. The responsibilities of the Compensation Committee include recommending to the Board the amount and nature of the compensation paid by the Company to the Chief Executive Officer. Mr. Caldwell resigned from the Board and the Compensation Committee in January 2003, citing personal reasons for his resignation.

     The Compensation Committee did not formally meet in 2002. See the section entitled "Compensation Committee's Report".

     Nominations Committee. On December 13, 2002, Lewis Gilcrease, Frank Parker and Eugene Payne were appointed members of the Nominations/Governing Committee. The Nominations Committee did not meet during 2002 but met in February and March 2003 to nominate directors for the 2003 Annual Meeting of Shareholders. The Nominations Committee will not consider nominees recommended by the Company's shareholders.

                               EXECUTIVE OFFICERS

     The following table sets forth the names and ages of the persons who currently serve as the Company's executive officers together with all positions and offices held by them with the Company. Officers are elected to serve at the will of the Board of Directors or until their successors have been elected and qualified. Information pertaining to the business experience of the current executive officers is set forth in the Company's Form 10-K Report for the year ended December 31, 2002.

     Name               Age            Positions and Offices
Eugene E. Payne         60    Chairman of the Board, President and Chief
                                Executive Officer

George M. Wise, III     42    Vice President and Chief Financial Officer

Jeffrey H. Demgen       50    Vice President and Chief Marketing Officer

Thomas C. Richmond      61    Vice President and Chief Operating Officer

Theodore A. Fleron      63    Vice President, Secretary and General Counsel

Eugene E. Payne became Chairman, President and CEO of the Company on November 4, 2002. On October 31, 2002, the Company terminated the employment agreement of the former Chairman, President and CEO, Roy F. Mitte.


                       COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period from January 1, 2002 through December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information as of February 28, 2003 as to all persons who, to the knowledge of the Company, were the beneficial owners of five percent (5%) or more of the Company's Common Stock.

                                                Amount and
                                                Nature of
                                                Beneficial           Percent
Name and Address of Beneficial Owner            Ownership            of Class(3)

Roy F. and Joann Cole Mitte Foundation
6836 Bee Caves Road, Suite 262
Austin, Texas  78746                            1,552,206 (1)         16.16%

Roy F. Mitte
3701 Westlake Drive
Austin, Texas  78746                            1,594,326 (1)(2)      16.59%

Family Life Insurance Company
6500 River Place Blvd.
Austin, Texas 78730                               648,640              6.32% (3)

Investors Life Insurance
  Company of North America
6500 River Place Blvd.
Austin, Texas  78730                            1,427,073 (4)         12.93% (5)

Fidelity Management &
Research Company
82 Devonshire Street
Boston, MA 02109                                1,307,020 (6)         13.60%

Wellington Management Company, LLP
75 State Street
Boston, MA 02109                                  656,800 (7)          6.84%
____________________

(1) As reported on a Schedule 13D/A filed by the Roy F. and Joann Cole Mitte Foundation on February 13, 2003. According to the 13D/A filing, The Foundation is a not-for-profit corporation organized under the laws of the State of Texas, and exempt from federal income tax under Section 501(a) of the Internal Revenue Code of 1986, as amended, as an organization described in Section 501(c)(3).

(2) Includes 35,520 shares allocated to Mr. Mitte's account under the Employee Stock Purchase Plan and 6,600 shares which may be acquired pursuant to options which are exercisable within 60 days. For purposes of this table, Mr. Mitte is deemed to have beneficial ownership of the shares owned by the Foundation.

(3) Assumes that outstanding stock options or warrants held by non-affiliated persons have not been exercised and that outstanding stock options held by Family Life Insurance Company have been exercised.

(4) Of such shares, 926,662 shares are owned by Investors Life Insurance Company of North America ("Investors Life") and 500,411 shares are issuable upon exercise of an option held by Investors Life. All shares are held as treasury shares.

(5) Assumes that outstanding stock options or warrants held by non-affiliated persons have not been exercised and that outstanding stock options held by Investors Life have been exercised.

(6) As reported to the Company on a Schedule 13G filed on June 11, 2001, by FMR Corporation, the parent company of Fidelity Management & Research Company ("Fidelity") and Fidelity Management Trust Company. The Company also notes that Fidelity filed a Schedule 13G/A on February 13, 2001, reporting that the beneficial ownership of Fidelity Low Price Stock Fund, an investment company registered under the Investment Company Act of 1940, was 340,000 shares. According to the Schedule 13G filings, as amended, Fidelity acts as investment advisor to the Fidelity Low Priced Stock Fund, and the Fund is the beneficial owner of 340,000 shares of FIC common stock.

(7) As reported on a Schedule 13G filed by Wellington Management Company, LLP ("WMC") on February 12, 2003. According to the Schedule 13G filing, WMC acts as investment advisor to certain clients of WMC and such clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. The filing further states that no such client is known to have such right or power with respect to more than five percent of the common stock of the Company.

     The following table contains information as of March 25, 2003 as to the Common Stock of FIC beneficially owned by (1) each director and director nominee, (2) each of the named executive officers, and (c) the directors and executive officers as a group. In general, "beneficial ownership" refers to shares that a director nominee, director or executive officer has the power to vote, or the power to dispose of, and stock options that are currently exercisable or become exercisable within 60 days of March 25, 2003. The information contained in the table has been obtained by the Company from each director nominee, director and executive officer, except for the information known to the Company.

                                Amount and Nature of
        Name                    Beneficial Ownership           Percent of Class
Non-Employee Directors:
John Barnett                        2,000                               *
W. Lewis Gilcrease                     -0-                              --
Richard A. Kosson                   1,940                               *
Michael Scott Mitte (5)                64 (2)                           *
Elizabeth T. Nash                     220                               *
Frank Parker                       12,000                               *

Employee Directors:
Roy F. Mitte (5)                1,594,326 (1)(2)(3)                   16.59%

Named Executive Officers:
Jeffrey H. Demgen                  14,459 (2)(3)                        *
Theodore A. Fleron**               21,040 (2)(3)                        *
Eugene E. Payne**                      -0-                              --
Thomas C. Richmond                 18,868 (2)(3)                        *
George M. Wise, III                   500                               *

Director Nominees (not currently Directors of FIC):
Fred W. Lazenby                    17,979 (4)                           *
James B. Morgan                        -0-                              --
Jerold H. Rosenblum                    -0-                              --
Robert C. Wilson, III                  -0-                              --

All Executive Officers, Directors,
 and Director Nominees as a
 group (16 persons)             1,683,396                             17.45%

_________________________
*        Less than 1%.
**       Also a Nominee.

     (1) As reported on a Schedule 13D/A filed by the Roy F. and Joann Cole Mitte Foundation on February 13, 2003. According to the 13D/A filing, The Foundation is a not-for-profit corporation organized under the laws of the State of Texas, and exempt from federal income tax under Section 501(a) of the Internal Revenue Code of 1986, as amended, as an organization described in
Section 501(c)(3). For purposes of this table, Mr. Mitte is deemed to have beneficial ownership of the shares owned by the Foundation.

     (2) Includes shares beneficially acquired through participation in the Company's 401K Plan and/or the Employee Stock Purchase Plan, which are group plans for eligible employees.

     (3) Include shares issuable upon exercise of options granted under the Stock Option Plan to executive officers and directors who are also employees of the Company or its subsidiaries, to the extent that such options are exercisable within 60 days of March 25, 2003, as follows: Mr. Demgen - 4,400 shares; Mr. Fleron - 4,400 shares; Mr. Mitte - 6,600 shares; and Mr. Richmond - 4,400 shares.

     (4) Includes: (i) shares owned by Mr. Lazenby, (ii) 1,000 shares owned by a trust for which he acts as trustee and (iii) 2,542 shares owned by his spouse, with respect to which he disclaims beneficial ownership.

     (5) Not a Nominee.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officers and each of the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of 2002 and received cash compensation exceeding $100,000 during 2002. Note: The Company does not have four other executive officers who received compensation in excess of $100,000 other than those listed below:



                               Annual Compensation
                                                          Long-Term Compensation
                                                                                      Stock
                                                                                      Apprec-
                                                                                      iation
                                                                      Other           Term          All Other
                                                                      Annual          Rights(4)     Long-Term
Name and                       Fiscal                                 Compen-         Compen-       Compen-
Principal Position             Year        Salary(1)       Bonus      sation (2)(3)   sation (5)    sation (#)

Roy F. Mitte, Chairman,        2002        $690,116     $2,500,000    $12,360             -0-          -0-
President and Chief            2001         514,904      2,500,000     18,500             -0-          -0-
Executive Officer (7)          2000         503,500      2,500,000         -0-            -0-          -0-

Eugene E. Payne, Chairman,     2002          63,171             -0-        -0-        30,000
President and Chief
Executive Officer

Jeffrey H. Demgen, Vice        2002         180,000         30,000     30,154             -0-       3,600
President                      2001         163,862             -0-    18,000             -0-       3,303
                               2000         160,000         20,000         -0-            -0-       2,021

Thomas C. Richmond, Vice       2002         180,000         20,000     18,520             -0-          -0-
President                      2001(6)      138,846             -0-    20,690             -0-       2,776

Theodore A. Fleron, Vice       2002(6)      141,827         20,000     31,518             -0-       2,819
President

__________________

     (1) On May 18, 2001, pursuant to that certain Agreement and Plan of Merger, as amended (the "Merger Agreement"), dated as of January 17, 2001, among FIC, ILCO, and ILCO Acquisition Company, a Texas corporation and wholly-owned subsidiary of FIC ("Merger Sub"), Merger Sub was merged with and into ILCO (the "Merger"). ILCO was the surviving corporation of the Merger and became a wholly-owned subsidiary of FIC. In accordance with the Merger Agreement, FIC issued 1.1 shares of common stock, par value $0.20 per share ("FIC Common Stock"), for each share of common stock, par value $0.22 per share, of ILCO outstanding at the time of the Merger ("ILCO Common Stock"). In addition, each share of ILCO Common Stock issuable pursuant to outstanding options was assumed by FIC and became an option to acquire FIC Common Stock with the number of shares and exercise price adjusted for the exchange ratio in the Merger. Prior to the Merger, the salaries and bonuses set forth in the table were paid by ILCO, except that FIC and/or Family Life authorized payment of a portion of Mr. Mitte's salary in each year.

The executive officers of FIC have also been executive officers of Family Life and Investors Life, the insurance subsidiaries of FIC. Prior to May 18, 2001, FIC and/or Family Life reimbursed ILCO (or, in the case of Mr. Mitte, authorized payment of) the following amounts as FIC's or Family Life's share of the executive officers' cash compensation and bonus 2000 (i) Mr. Mitte: $1,111,821; and (ii) Mr. Demgen: $81,000. In the years 2001 and 2002 executive officer payments have been apportioned based on a cost allocation agreement among the life insurance subsidiaries and FIC.

     (2) Does not include the value of perquisites and other personal benefits because the aggregate amount of any such compensation does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

     (3) Includes the value realized by each executive officer in connection with the exercise of stock options granted under the 1999 ILCO Non-Qualified Stock Option Plan (the "Stock Option Plan"). See "Aggregated Option/SAR exercises and Value Unexercised in 2002" below. In 2002, Mr. Mitte and Mr. Richmond exercised options to purchase 2,200 shares of FIC common stock and Mr. Demgen and Mr. Fleron exercised options to purchase 4,400 shares of FIC common stock under the Stock Option Plan.

     (4) The data in this column represents the number of FIC stock appreciation rights granted to Eugene E. Payne in 2002. The stock appreciation rights were granted under the terms and provisions of the Financial Industries Corporation Equity Incentive Plan adopted by FIC in 2002, a copy of which was filed with the Securities and Exchange Commission on November 14, 2002 as an Exhibit to FIC's Quarterly Report on Form 10-Q for the period ended September 30, 2002.

     (5) The executive officers of the Company participate in the InterContinental Life Corporation Employees Savings and Investment Plan ("401K Plan"). For the year 2000, ILCO contributed the following amounts and for the years 2001 and 2002 FIC contributed the following amount to the named participant's 401K Plan account: (a) Mr. Demgen: $ 2,021, $3,303, and $3,600 respectively, (b) Mr. Richmond: $2,776 in the year 2001 and $0 in the year 2002; and (d) Mr. Fleron: $2,819 for the year 2002 only.

     (6) Thomas C. Richmond was appointed as an executive officer in the year 2001, thus only his compensation for the years 2001 and 2002 are included. Theodore A. Fleron was appointed as an executive officer in the year 2002 and thus only his compensation for the year 2002 is included.

     (7) Mr. Mitte was Chairman, President and Chief Executive Officer of FIC from January 1, 2002 through October 31, 2002. Eugene Payne has been Chairman President and Chief Executive Officer since November 4, 2002 and was Interim Chairman of the Board of Directors of FIC from August 19, 2002 through November 4, 2002.

Options Vesting Upon a Change of Control in 2002

     In 1999, certain officers of FIC and its life insurance subsidiaries were each granted options to purchase 10,000 shares of ILCO common stock, pursuant to the InterContinental Life Corporation 1999 Stock Option Plan ("Stock Option Plan"). On May 18, 2001, each share of ILCO Common Stock issuable pursuant to outstanding options was assumed by FIC and became an option to acquire FIC Common Stock with the number of shares and exercise price adjusted for the exchange ratio in the Merger. Prior to the Merger, 78,000 shares of ILCO Common Stock had been issued pursuant to the Stock Option Plan. On May 18, 2001, the outstanding options were converted to options to purchase 389,400 shares of FIC Common Stock.

     During 2002, options to purchase 115,650 shares of FIC common stock were exercised pursuant to the Stock Option Plan. Options to exercise 33,000 shares of FIC common stock were granted in 2002 and options to exercise 55,550 shares terminated or lapsed during 2002. As of February 28, 2003, options to purchase 202,250 shares of FIC Common Stock remain to be exercised pursuant to the terms of the Stock Option Plan.

     In accordance with the terms of the plan, which defined a "change in control" as the termination, by resignation or otherwise, of Roy F. Mitte as Chairman of the Board and Chief Executive Officer, all person holding outstanding options under the Stock Option Plan became fully vested in such options as of October 31,
2002.

Stock Appreciation Rights Granted in 2002

     On November 4, 2002, FIC adopted an Equity Incentive Plan (the "Plan"). The purpose of the Plan is to provide motivation to key employees of the Company and its subsidiaries to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its subsidiaries by providing incentives to such key employees through performance-related incentives, including, but not limited to the performance of the Common Stock of the Company. Toward this objective, stock appreciation rights or performance units may be granted to key employees of the Company and its subsidiaries on the terms and subject to the conditions set forth in the Plan. On November 4, 2002, Eugene Payne was granted stock appreciation rights (SARs) with respect to 30,000 shares of the Common Stock of the Company, pursuant to terms and provisions of the Plan. The exercise price of each unit is $14.11, which was 100% of the Fair Market Value of the Common Stock of the Company on the date of such grant.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        Potential realizable
                                                                                        value at assumed rates
                                                                                        of stock price appre-
                                                                                        ciation for option
                            Individual Grants                                           term
-----------------------------------------------------------------------------           -----------------------
   Name                 Number of       Percent
                        Securities      of total
                        underlying      options/           Exercise
                        Options/        SARs granted       or base      Expira-
                        SARs            to employees       price        tion
                        granted(#)      in fiscal year     ($/shr)      Date                5%($)        10%($)

Roy F. Mitte(1)            -                -                 -           -                  -              -

Eugene E. Payne(1)      30,000              48%            $14.11       November 1, 2009    $172,200     $401,700

Jeffrey H. Demgen          -                -                 -           -                  -              -

Thomas C. Richmond         -                -                 -           -                  -              -

Theodore A. Fleron         -                -                 -           -                  -              -

_________________________

     (1) Mr. Mitte was Chairman, President and Chief Executive Officer of FIC from January 1, 2002 through October 31, 2002. Eugene Payne has been Chairman President and Chief Executive Officer since November 4, 2002 and was Interim Chairman of the Board of Directors of FIC from August 19, 2002 through November 4, 2002.

Aggregated Option/SAR Exercises and Value Unexercised in 2002

     The following table sets forth information concerning each exercise of stock options during 2002 by each of the individuals who were executive officers of the Company as of December 31, 2002, as well as the value, as of December 31, 2002, of unexercised options of such executive officers. The value of unexercised in-the-money stock options at December 31, 2002 shown below are presented in accordance with SEC rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock of the Company relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in the following table will be realized.

                     Aggregated Option/SAR Exercises in 2002
                          and 2002 Option /SAR Values



                                                Number of
                                                Unexercised
                                                Options/
                                                SARs Held at
                                                December
                      Shares                    31, 2002        Value of Unexercised In-
                      Acquired                  Exercisable/    the-Money Options/SARs
                      on Exer-     Value        Unexer-         at December 31, 2002
      Name            cise(#)(1)   Realized($)  cisable(2)      Exercisable/Unexercisable (3)
---------------------------------------------------------------------------------------------
Jeffrey H. Demgen       4,400      30,154       4400/0          $26,656         $    0

Theodore A. Fleron      4,400      31,158       4400/0          $26,656         $    0

Thomas C. Richmond      2,200      18,520       4400/0          $26,656         $    0

Eugene E. Payne (4)         0           0       0/30,000        $     0         $3,900


_______________________
     (1) Each exercise of shares listed in the above table were exercises of FIC Common Stock granted under the ILCO Stock Option Plan.

     (2) All options granted under the ILCO stock Option Plan were exercisable as of October 31, 2002 pursuant to the change of control provisions set forth in the Plan.

     (3) The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of the Company's Common Stock on Nasdaq (Symbol: FNIN) on December 31, 2002 ($14.24), multiplied by the number of shares underlying the options.

     (4) The data in this column represents the number of FIC stock appreciation rights granted to Eugene Payne in 2002. The stock appreciation rights were granted under the terms and provisions of the Financial Industries Corporation Equity Incentive Plan adopted by FIC in 2002, a copy of which was filed with the Securities and Exchange Commission on November 14, 2002 as an Exhibit to FIC's Quarterly Report on Form 10-Q for the period ended September 30, 2002.

Defined Benefit Plan

     The  following  Pension  Plan  table sets forth  estimated  annual  pension benefits payable upon retirement at age of 65 under the Company's noncontributory defined benefit plan ("Pension Plan") to an employee in the final pay and years of service classifications indicated, assuming a straight life annuity form of benefit. The amounts shown in the table do not reflect the reduction related to Social Security benefits referred to below.

                                Years of Service

Remuneration         15             20             25        30 or more

  $125,000        $29,437        $39,250        $49,062        $58,875

   150,000         35,325         47,100         58,875         70,650

   160,000         37,680         50,240         62,800         75,360

   175,000         41,212         54,950         68,687         82,425

   200,000         47,100         62,800         78,500         94,200

     The normal retirement benefit provided under the Pension Plan is equal to 1.57% of final average eligible earnings less 0.65% of the participant's Social Security covered compensation multiplied by the number of years of credited service (up to 30 years). The compensation used in determining benefits under the Pension Plan is the highest average earnings received in any five consecutive full-calendar years during the last ten full-calendar years before the participant's retirement date. The maximum amount of annual salary and bonus that can be used in determining benefits under the Pension Plan is $200,000 for any year prior to 1994 and is $150,000 for 1994, 1995 and 1996 and is $160,000
for 1997 and each subsequent year.

     The annual eligible earnings, for 2002 only, covered by the Pension Plan (salary up to $160,000) with respect to the individuals reported in the Summary Compensation Table were as follows, with their respective years of credited service under the Pension Plan at December 31, 2002 being shown in parentheses:
Mr. Mitte, $160,000 (15 years); Mr. Demgen, $160,000 (10 years); Mr. Richmond, $160,000 (14 years); and Mr. Fleron, $141,827 (15 years).

Compensation of Directors

     Directors who were not officers or employees of the Company in 2002 were paid a $5,000 annual fee, and were compensated $1,000 for each regular or special meeting of the Board of Directors which they attended in person. In the case of telephonic meetings of the Board, non-employee directors who participated in such telephonic meetings were compensated $500 for each such meeting. Directors who participated via telephone in a regular or special meeting which were held by other than conference telephone were not entitled to a fee for such meeting.

     Non-employee directors serving on committees of the Board were compensated in the amount of $500 for each committee meeting they attended whether such participation was in person or by telephone, provided that the committee meeting was held on a day other than that on which the Board meets.

     Effective as of January 1, 2003, each Director who is not also an employee of the Company shall receive, as a payment for his or her services as a Director, an annual fee of $20,000, payable in January of each year, plus $1,000 for each meeting of the Board of Directors at which such Director is in attendance. In the event that a Director attends a meeting of the Board of Directors which has been designated as a regular meeting via telephone, rather than in person, the fee payable to such Director for attendance at such regular meeting shall be reduced to $500. Non-employee Directors who serve on committees of the Board, other than the Audit Committee or the Executive Committee, receive an annual fee of $2,000, plus $1,000 for each meeting at which the Director is in attendance. Non-employee Directors who serve on the Audit Committee receive an annual fee of $5,000, plus $1,000 for each meeting of the Audit Committee at which the Director is in attendance. The Lead Director, who serves on the Executive Committee, receives an annual fee of $10,000 for his services on such committee.

Employment Agreements and Change In Control Arrangements

     Roy F. Mitte. Prior to October 31, 2002, Mr. Mitte and FIC were parties to an employment agreement, providing for the employment of Mr. Mitte as Chairman, President and Chief Executive Officer of the Company. The agreement, which was initially effective February 25, 1982, provided for five-year terms and for automatic renewals for successive five-year periods, unless otherwise terminated in accordance with the terms of the agreement. On October 31, 2002, the agreement was terminated according to its terms. Mr. Mitte remains a non-managerial employee of FIC and is paid a salary equivalent to the salary of a non-employee director of the Company.

     Eugene E. Payne. On November 4, 2002, the Company and Dr. Payne entered into an employment agreement, providing for the employment of Dr. Payne as Chairman, President and Chief Executive Officer of the Company. The agreement provides for a three-year term; however, on the first anniversary of the agreement date and thereafter, the employment period shall be automatically extended each day by one day to create a new two year term until, at any time after the first anniversary of the agreement date, the Company delivers written notice (an "Expiration Notice") to Dr. Payne or Dr. Payne delivers an Expiration Notice to the Company, in either case, to the effect that the agreement shall expire on a date specified in the Expiration Notice (the "Expiration Date") that is not less than two years after the date the Expiration Notice is delivered to the Company or to Dr. Payne, respectively. Dr. Payne's initial base salary under the agreement is $360,000 per year. During the employment period, the base salary shall be reviewed periodically and may be increased from time to time as shall be determined by the Board of the Company. Additionally, Dr. Payne shall be eligible for an annual bonus based upon target performance goals, as determined by the Board on an annual basis, in accordance with normal Company administrative practices for senior management, which provides for a payment opportunity of at least the highest target level generally available to senior management under any Company annual bonus plan upon the achievement of the target annual goals. As of the agreement date, the Company also awarded Dr. Payne stock appreciation rights (SARs) with respect to 30,000 shares of the Common Stock of the Company, pursuant to terms and provisions of the Financial Industries Corporation Equity Incentive Plan. A copy of this agreement is attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2002 as filed with the SEC.

     Jeffrey H. Demgen. On May 1, 2002, the Company and Mr. Demgen entered into an employment agreement, which agreement was amended on August 17, 2002. The Agreement provides for employment through December 31, 2005, at the rate of $180,000 per year. The amendment provides that the employment agreement shall not terminate upon the voluntary resignation of Mr. Demgen. A copy of this agreement was filed with the SEC in the Company's Quarterly Report on Form 10-Q for the period ending June 30, 2002.

     Thomas A. Richmond. On December 13, 2002, the Company and Mr. Richmond entered into an employment agreement, providing for the employment of Mr. Richmond as Chief Operating Officer and Vice President of the Company. The agreement provides for a three-year term; however, at the end of the term the agreement is automatically renewed for successive one-year periods unless either the Company or Mr. Richmond gives notice at least 90 days before the end of any term that they choose not to renew the agreement. The agreement provides for a base salary of $190,000, which base salary shall be reviewed periodically and may be increased from time to time as shall be determined by the Chief Executive Officer and subsequently ratified by the Board. Mr. Richmond is also eligible for an annual bonus based upon target performance goals, as determined by the Chief Executive Officer on an annual basis, in accordance with normal Company administrative practices for senior management, as described above. A copy of this agreement is attached as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the SEC.

     Theodore A. Fleron. On December 13, 2002, the Company and Mr. Fleron entered into an employment agreement, providing for the employment of Mr. Fleron as General Counsel and Vice President of the Company. The agreement provides for a three-year term; however, at the end of the term the agreement is automatically renewed for successive one-year periods unless either the Company or Mr. Fleron gives notice at least 90 days before the end of any term that they choose not to renew the agreement. The agreement provides for a base salary of $190,000, which base salary shall be reviewed periodically and may be increased from time to time as shall be determined by the Chief Executive Officer and subsequently ratified by the Board. Mr. Fleron is also eligible for an annual bonus based upon target performance goals, as determined by the Chief Executive Officer on an annual basis, in accordance with normal Company administrative practices for senior management, as described above. A copy of this agreement is attached as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission.

     George M. Wise, III. On December 13, 2002, the Company and Mr. Wise entered into an employment agreement, providing for the employment of Mr. Wise as Chief Financial Officer and Vice President of the Company. The agreement provides for a three-year term; however, at the end of the term the agreement is automatically renewed for successive one-year periods unless either the Company or Mr. Wise gives notice at least 90 days before the end of any term that they choose not to renew the agreement. The agreement provides for a base salary of $190,000, which base salary shall be reviewed periodically and may be increased from time to time as shall be determined by the Chief Executive Officer and subsequently ratified by the Board. Mr. Wise is also eligible for an annual bonus based upon target performance goals, as determined by the Chief Executive Officer on an annual basis, in accordance with normal Company administrative practices for senior management, as described above. A copy of this agreement is attached as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the SEC.

Compensation Committee Interlocks and Insider Participation

     The compensation committee of FIC is chosen by the Board of Directors. The Compensation Committee makes recommendations to the Board of Directors with respect to the Chief Executive Officer's compensation. The current members of the Compensation Committee are John D. Barnett, Richard A. Kosson and Frank Parker, all outside directors. The Compensation Committee did not meet in 2002.

     The Chief Executive Officer determines the compensation of all executive officers of the Company, other than the Chief Executive Officer.

Reports on Executive Compensation

     Chief Executive Officer's Report

     The following report is made by Chief Executive Officer with respect to compensation policies applicable to the Company's executive officers, other than the Chief Executive Officer.

     The goal of the Company's compensation policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining senior managers. Executive compensation is based on several factors, including corporate performance. While sales, earnings, return on equity and other performance measures are considered in making annual executive compensation decisions, no formulas, pre-established target levels or minimum performance thresholds are used. Each executive officer's individual initiatives and achievements and the performance of the operations directed by the executive are integral factors utilized in determining that officer's compensation.

     The executive officers are provided long-term equity-based compensation in the form of (i) stock options granted under the ILCO 1999 Stock Option Plan (which was adopted by FIC following the Merger) and (ii) matching shares issued under ILCO's Savings and Investment (401K) Plan (which covers employees of FIC and all of its subsidiaries). They also participate in medical and pension plans that are generally available to employees of the Company. The objectives of the ILCO 1999 Stock Option Plan and the 401K Plan are to create a strong link between executive compensation and shareholders return and enable senior managers to develop and retain a significant and long-term equity investment.

     Under the Company's 1999 Stock Option Plan (the "Stock Option Plan"), options to buy FIC's Common Stock at 100% of the fair market value on the date of grant but in no event less than $6.8181 per share (as adjusted upon the merger of ILCO with FIC on May 18, 2001) can be granted to officers of the Company and its subsidiaries and affiliated companies. The Stock Option Plan, which was adopted by ILCO in March 1999 and became effective upon its approval by the shareholders of ILCO at the annual meeting on May 18, 1999, authorized the ILCO Board of Directors to grant options to purchase up to a maximum of 800,000 shares of ILCO's common stock. In connection with the May 18, 2001 merger of ILCO with FIC, each outstanding option to purchase shares of ILCO common stock under the Stock Option Plan was assumed by FIC and converted into an option to purchase the number of shares of FIC common stock, rounded up to the nearest 1/100 of a share, equal to the number of shares of ILCO common stock subject to the original option multiplied by 1.1. The exercise price per share of FIC Common Stock under the new option is equal to the former exercise price per share of ILCO common stock under the option immediately prior to the merger divided by 1.1, and rounded to the nearest penny. In accordance with the terms of the ILCO stock option plan under which the options were issued, any fractional shares resulting from the foregoing adjustments will be eliminated.
All other terms of the options, including the vesting schedule, remain unchanged.

     The Company's 401K Plan allows eligible employees to make voluntary contributions on a tax deferred basis. During 1997, the Plan was changed to provide for a matching contribution by participating companies. The match, which was in the form of shares of ILCO common stock prior to the merger of ILCO with FIC and FIC shares subsequent to the merger, is equal to 100% of an eligible participant's elective deferral contributions, as defined in the Plan, not to exceed 1% of the participant's plan compensation. Effective January 1, 2000, the Plan was amended to increase the match percentage from 1% to 2%. Allocations are made on a quarterly basis to the account of participants who have at least 250 hours of service in that quarter. In 2001, the 401K Plan was amended and restated to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001.

     The Company provides medical and pension benefits to its executive officers that are generally available to employees.

     The foregoing report has been furnished by Eugene E. Payne.

     Compensation Committee's Report

     The Compensation Committee of the Board of Directors makes a recommendation to the Board of Directors each year with respect to the Chief Executive Officer's compensation for that year. However, on September 23, 2002, at a meeting of the Board of Directors of FIC, a special committee of the Board of Directors was created to for the purpose of making recommendations to the Board with respect to the Report of the Audit Committee (the "Special Committee"). The members of the Special Committee consisted of Tim Casey, Theodore Fleron, John Barnett, David Caldwell, Lewis Gilcrease, Elizabeth Nash, and Frank Parker. On October 23, 2002, the Special Committee met with an executive search consultant for the purpose of discussing an executive search to fill the role of Chairman, Chief Executive Officer and President of the Company. The consultant presented to the Special Committee recommendations of salary, bonus and benefits for a potential candidate based on packages given to the top executive at similar sized life insurance companies. On the same day the Chairman of the Special Committee, John Barnett, appointed a sub-committee consisting of Theodore Fleron, Lewis Gilcrease and David Caldwell to interview Eugene Payne for the position. On October 29, 2002 the Special Committee met and received a report from the sub-committee regarding employment negotiations. Based on the recommendations of the executive search consultant and the independent research of the sub-committee, a recommendation was made to offer Eugene Payne a salary of $360,000, and 30,000 stock appreciation rights, and a performance based bonus. This recommendation was submitted to and approved by the Board of Directors on November 4, 2002.

     The compensation of the executive officers of the Company has been established pursuant to the employment agreements described under the "Employment Agreements and Change in Control Arrangements", which agreements were approved by the Board of Directors. The amount of any bonus or equity-based compensation is dependent upon corporate performance and attainment of individual goals.

The foregoing report was furnished by the Special Committee.

     Deductibility of Executive Compensation under the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation to the Chief Executive Officer and the four other most highly compensated officers in excess of $1 million per year, provided, however, that certain "performance-based" compensation may be excluded from such $1 million deduction limitation. Since Mr. Mitte was not an executive with the Company on December 31, 2002, which is the relevant date for measuring deductibility of compensation under section 162(m) of the Code, his entire compensation for 2002 is deductible and thus the Company will not incur the $350,000 in federal income taxes which had been reflected in the provision for federal income taxes in the first and second quarter of 2002.

         Performance Graph

     The graph and table below compare the cumulative total shareholder return on the Company's Common Stock for the last five calendar years with the cumulative total return on The Nasdaq Stock Market (U.S.) and an index of stocks of life insurance companies traded on Nasdaq over the same period (assuming the investment on December 31, 1997 of $100 in the Company's Common Stock, The Nasdaq Stock Market (U.S.) and an index of stocks of life insurance companies traded on Nasdaq and the reinvestment of all dividends).

                               [GRAPHIC OMITTED]



                                        12/29/97     12/29/98     12/31/99     12/31/00     12/31/01     12/31/02
-----------------------------------------------------------------------------------------------------------------
The Company (1)                         $100.00      $ 80.70      $ 49.70      $ 46.40      $ 73.10      $ 78.20

The Nasdaq Stock Market (US)             100.00       141.00       261.50       157.40       124.90        86.30

Index of Nasdaq Life Ins. Stocks (2)     100.00       100.80        87.10        96.30       119.70       111.80


     (1) The dollar amounts for the Company's Common Stock are based on the closing bid prices on Nasdaq on the dates indicated.

     (2) The Index of Nasdaq Life Insurance Stocks is comprised of life insurance companies whose stocks were traded on Nasdaq during the last five calendar years (29 issuers listed during that period, of which 12 issuers were traded on December 31, 2002). These peer companies were selected by the Company on a line-of-business basis.

                              INDEPENDENT AUDITORS

Relationship With Independent Auditors

     FIC"s accounting firm for the current year is PricewaterhouseCoopers, LLP ("PWC"). Representatives of PricewaterhouseCoopers LLP are expected to be available for comment at the Annual Meeting and will be given an opportunity to respond to appropriate questions.

Fees Paid to Independent Public Accountants

     The Audit Committee reviews and approves audit and permissible non-audit services performed by PWC, as well as the fees charged by PWC for such services. In its review of non-audit service fees and its appointment of PWC as FIC's independent accountants, the Audit Committee considered whether the provision of such services is compatible with maintaining PWC's independence.

     PWC has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company's annual financial statements for fiscal year 2002 and reviews of quarterly financial statements, (ii) financial information systems design and implementation work rendered in fiscal years 2002 and (iii) all other services rendered in the fiscal year 2002.

                                       Financial
                                       Information
                                       Systems
                                       Design and
                                       Implement-
                       Audit Fees      ation Fees          All Other Fees(1)

Fiscal Year 2002        $751,867        $0                      $29,116

________________
     (1) All Other Fees billed to FIC for services rendered by PWC for fiscal 2002 are for tax services

                       AUDIT COMMITTEE CHARTER AND REPORT

     The Audit Committee operates pursuant to a Charter approved by the Board. The Charter, which was appended to the Company's annual meeting proxy statement as filed with the SEC in 2001, was amended on December 13, 2002. The amended Charter (the "Charter") sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit Committee to the independent auditors, the internal audit department, and management of the Company. Generally, the Audit Committee is responsible for providing assistance to the Board in fulfilling its responsibilities in matters with respect to (i) the annual financial information to be provided to shareholders and the SEC; (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Audit Committee provides an avenue for communication between internal auditors of the Company, the independent accountants, financial management and the Board. The Audit Committee makes periodic reports to the Board concerning its activities. The Charter, as amended, is attached as Appendix A hereto.

Report of the Audit Committee

     Composition. As of the date of this Proxy Statement, the Audit Committee of the Board is composed of the three directors named below. Each member of the Audit Committee meets the independence and financial experience requirements of the Nasdaq Stock Market currently in effect.

     Responsibilities. The Committee operates under a written charter, which was amended and adopted by the Board of Directors on December 13, 2002. The Audit Committee is responsible for general oversight of FIC's auditing, accounting and financial reporting processes, system of internal controls, and tax, legal, regulatory and ethical compliance. FIC's management is responsible for maintaining FIC's books of account and preparing periodic financial statement based thereon and the system of internal controls. The independent accountants are responsible for auditing FIC's annual financial statements.

     Review with Management and Independent Accountants. In this context, the Audit Committee hereby reports as follows:

     (1) The Audit Committee has reviewed and discussed with management and PWC, our independent auditors, the Company's audited financial statements contained in FIC's Annual Report on Form 10-K for the year ended December 31, 2002.

     (2) The Audit Committee has discussed with PWC, the matters required to be discussed under the provisions of Statement of Auditing Standards No. 61 (SAS
61), Communications with Audit Committees.

     (3) The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PWC their independence.

     (4) The Audit Committee has considered whether the provision of services by PWC covered by Audit Fees and All Other Fees is compatible with maintaining the independence of PWC.

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, and subject to the limitations of the role of the Audit Committee, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Annual Report of the Company on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

The foregoing report is submitted by the members of the Audit Committee:

Richard A. Kosson, Chairman
Lewis Gilcrease
Elizabeth Nash

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Management believes that the following transactions were in the ordinary course of business and on terms as favorable to the Company and its subsidiaries as if the transactions had involved unaffiliated persons or organizations.

Investors Life Loans

     As part of the financing arrangement for the acquisition of Family Life Insurance Company, Family Life Corporation ("FLC"), a subsidiary of FIC, entered into a Senior Loan agreement under which $50 million was provided by a group of banks. The balance of the financing consisted of a $30 million subordinated note issued by FLC to Merrill Lynch Insurance Group, Ins. ("Merrill Lynch") and $14 million borrowed by another subsidiary of FIC from an affiliate of Merrill Lynch and evidenced by a senior subordinated note in the principal amount of $12 million and a junior subordinated note in the principal amount of $2 million and $25 million lent by two insurance company subsidiaries of ILCO. The latter amount was represented by a $22.5 million loan from Investors Life to FLC and a $2.5 million loan provided directly to FIC by Investors-CA (which was subsequently merged into Investors Life) (referred to as the "Investors Life Loans"). In addition to the interest provided under the Investors Life Loans, Investors Life and Investors-CA were granted by FIC non-transferable options to purchase, in the amounts proportionate to their respective loans, up to a total of 9.9% of shares of FIC's common stock at a price of $10.50 per share ($2.10 per share as adjusted for the five-for-one stock split in November 1996), equivalent to the then current market price, subject to adjustment to prevent dilution. The original provisions of the options provided for their expiration on June 12, 1998 if not previously exercised. As part of the May 18, 2001 merger of ILCO with FIC, the option agreement was amended to substitute the 9.9% provision for a fixed number of shares. The fixed number of shares, 500,411, is equivalent to the number of shares of FIC's common stock outstanding immediately prior to the Merger. In connection with the 1996 amendments to the subordinated notes, as described below, the expiration date of the options were extended to September 12, 2006. These notes were paid off to Investors Life in June 2001.

     On July 30, 1993, the subordinated indebtedness owed to Merrill Lynch and its affiliate was prepaid. The primary source of the funds used to prepay the subordinated debt was new subordinated loans totaling $34.5 million that FLC and another subsidiary of FIC obtained from Investors Life (the "1993 Subordinated Loans"). The principal amount of the 1993 Subordinated Loans was to be paid in four equal annual installments in 2000, 2001, 2002 and 2003 and bears interest at an annual rate of 9%. The other terms of the 1993 Subordinated Loans are substantially the same as those of the $22.5 million subordinated loans that Investors Life had previously made to FLC.

     In June 1996, the provisions of the Investors Life Loans and the 1993 Subordinated Loans were modified. The 1993 Subordinated Loans were modified as follows: (a) the $30 million note was amended to provide for forty quarterly principal payments, in the amount of $163,540 each for the period December 12, 1996 to September 12, 2001; beginning with the principal payment due on December 12, 2001, the amount of the principal payment increases to $1,336,458; the final quarterly principal payment is due on September 12, 2006; the interest rate on the note remains at 9%, and (b) the $4.5 million note was amended to provide for forty quarterly principal payments, in the amount of $24,531 each for the period

December 12, 1996 to September 12, 2001; beginning with the principal payment due on December 12, 2001, the amount of the principal payment increases to $200,469; the final quarterly principal payment is due on September 12, 2006; the interest rate on the note remains at 9%.

FIC Computer Services

     The data processing needs of FIC's insurance subsidiaries are provided by FIC Computer Services, Inc. ("FIC Computer"), a subsidiary of FIC. Under the provisions of the data processing agreement FIC Computer provides data processing services to each subsidiary for fees equal to such subsidiary's proportionate share of FIC Computer's actual costs of providing those services to all of the subsidiaries. Family Life paid $1,654,826 and Investors Life paid $2,282,423 to FIC Computer for data processing services provided during 2002.

Reinsurance Arrangements

     In 1995, Family Life entered into a reinsurance agreement with Investors Life pertaining to universal life insurance written by Family Life. The reinsurance agreement is on a co-insurance basis and applies to all covered business with effective dates on and after January 1, 1995. The agreement applies to only that portion of the face amount of the policy which is less than $200,000; face amounts of $200,000 or more are reinsured by Family Life with a third party reinsurer.

     In 1996, Family Life entered into a reinsurance agreement with Investors Life, pertaining to annuity contracts written by Family Life. The agreement applies to contracts written on or after January 1, 1996.

Donation to Mitte Foundation

     On January 2, 2002, Roy F. Mitte caused the Company to transfer $1,000,000 to the Roy F. and Joann Cole Mitte Foundation (the "Foundation"). The Foundation is a charitable entity exempt from federal income tax under section 501(a) of the Code as an organization described in section 501(c)(3) of the Code, and owns 16.16% of the outstanding shares of FIC's Common Stock. The sole members of the Foundation are Roy F. Mitte, former Chairman, President and Chief Executive Officer of FIC, and his wife, Joann Cole Mitte. This transfer of funds was never authorized by the Board of FIC and FIC has sued Mr. Mitte and the Foundation for recovery of these funds.

                        PROPOSALS FOR 2004 ANNUAL MEETING

     It is contemplated by the management of FIC that the next Annual Meeting of the Shareholders of FIC will be held on or about June 1, 2004. Proposals submitted by any security holders and intended to be included in FIC's Proxy Statement and Form of Proxy relating to the 2004 Annual Meeting must be received by the Company at its principal executive offices no later than December 31, 2003 and must be in compliance with applicable laws and SEC regulations.

     In accordance with the rules and regulations of the SEC, FIC's management will have discretionary authority to vote on any proposal raised by a shareholder at the 2004 Annual Meeting if the proponent fails to notify the Company on or before _______, 2003. All notices of proposals by shareholder, whether or not included in the Company's proxy materials, should be sent to FIC, 6500 River Place Blvd. Building One, Austin, Texas 78730, Attention: Secretary.



                               ADDITIONAL MATTERS

     At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the meeting. However, if any other matter should be presented, the persons named in the accompanying proxy will vote according to their best judgment in the interest of FIC with respect to such matters.

Date: April __, 2003

                                              By Order of the Board of Directors
                                              Financial Industries Corporation
                                              Theodore A. Fleron
                                              Secretary

                                                                      Appendix A
                                                                      __________

                        Financial Industries Corporation

                             Audit Committee Charter

This Audit Committee Charter was adopted by the Board of Directors of Financial Industries Corporation ("FIC") on May 30, 2002, and has been revised on December 13, 2002.

The Audit Committee (the "Committee"), of the Board of Directors of FIC (the "Company"), will have the responsibilities and duties as described below:

ORGANIZATION

The Audit Committee will be comprised of three or more directors as determined by the Board of Directors. The members of the Audit Committee will meet the independence and experience requirements of the Nasdaq Stock Market, Inc.("NASDAQ") and the regulations adopted by the U.S. Securities and Exchange
Commission (the "SEC") pursuant to the provisions of section 301 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"). The members of the Committee will be elected annually at the organizational meeting of the Board of Directors and will be listed in the annual report to shareholders. One of the members of the Audit Committee will be elected Committee Chair by the Board of Directors.

At least one member of the Audit Committee shall satisfy the "financial expert" requirements of section 407 of Sarbanes-Oxley, and the rules thereunder.

STATEMENT OF POLICY

The Audit Committee is a part of the Board of Directors. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the SEC; (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Audit Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board of Directors. The Audit Committee should have a clear understanding with the independent accountants that they must maintain free and open communications with the Audit Committee, and that the ultimate accountability of the independent accountants is to the Board of Directors and the Audit Committee. The Audit Committee will make periodic reports to the Board of Directors concerning its activities.

MEETINGS

The Audit Committee is to meet at least four times annually and as many additional times as the Audit Committee deems necessary. The Audit Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.

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A quorum  for any  Audit  Committee  meeting  shall be a  majority  of the Audit
Committee members.

The action of a majority of the members present at any meeting in which a quorum is present shall be the action of the Audit Committee.

Notice for all meetings shall be given as required by the Bylaws of the Company.

Audit Committee meetings may be held in person, by telephone, or any other method of communication in which all committee members may be heard.

The chair of the Audit Committee shall report results of its meeting to the full Board of Directors at the next following Board meeting.

The agenda and other materials for any meeting should be provided to Audit Committee members in advance of the meeting as may be practical.

The Chief Financial Officer of the Company shall coordinate the Audit Committee meeting notices and distribution of materials to Audit Committee members.

ATTENDANCE

Audit Committee members will strive to be present at all meetings. As necessary or desirable, the Audit Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Audit Committee meetings.

RESPONSIBILITIES AND PROCESSES

The following is a general description of the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide, with the understanding that the Audit Committee may supplement as needed and appropriate:

     Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board of Directors for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

     Review with the Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls.

     Review with the Company's management, internal audit and independent accountants critical accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

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     Review the scope and general extent of the independent  accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Audit Committee that no limitations have been placed on the scope or nature of their audit procedures. The Audit Committee will review annually with management the fee arrangement with the independent accountants.

     Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     Review the interim financial statements with the Chief Executive Office ("CEO") and Chief Financial Officer ("CFO") and other appropriate members of management and the independent auditor prior to the filing of the Company's Quarterly Report on Form 10-Q, and shall review with the CEO and CFO the contents of any required certification related to the filing of the Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditor under generally accepted auditing standards.

     At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

          The annual  financial  statements and related  footnotes and financial
          information  to  be  included  in  the  Company's   annual  report  to
          shareholders and on Form 10-K.

          The content of any required certifications to be completed by the CEO and the CFO in connection with the filing of the annual report on Form 10-K.

          Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

          Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

          Other communications as required to be communicated to the Audit Committee by the independent accountants under generally accepted auditing standards.

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          Discuss with the independent  accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

          Review annually the qualifications and proposed audit fees for the next fiscal year of the independent auditor currently retained by the company and shall review such information regarding other potential independent auditors as the committee may deem appropriate. Upon completion of the review, the Committee shall retain an independent auditor on behalf of and for the Company and shall approve the fees for the audit.

          The Committee shall review the effectiveness of the Company's internal audit process and adequacy of staff and resources; approve the appointment of the Company's senior internal audit executive; approve the retention and compensation of any firm retained for outsourced internal audit services; and review the cooperation afforded or limitations, if any, imposed by management in the conduct of the internal auditing. The senior internal audit executive shall be authorized to report any matters pertaining to the internal audit function directly to the Committee. The Committee shall have the sole authority to terminate or reassign the senior internal audit executive.

          Review with management, internal audit and the independent accountants the adequacy and effectiveness of the legal and business ethics compliance programs of the Company that may have a material impact on the financial statements.

          Prepare the report of the Audit Committee to be included in the Company's proxy statement for the annual meeting of shareholders, as required under the rule of the SEC.

          Establish procedures in accordance with the requirements of section 301 of Sarbanes-Oxley for:

               the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

               the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

CONSULTANTS

In the performance of its functions the Audit Committee shall have the authority to retain consultants or legal counsel of its selection. The expenses incurred by the Audit Committee in connection with the retention of such consultants and legal counsel shall be paid for by the Company.

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                                                                      Schedule I

                        PARTICIPANTS IN THE SOLICITATION

     Under applicable regulations of the SEC, each member of the FIC Board, each director nominee and each executive officer of FIC may be deemed to be a "participant" in FIC's solicitation of Proxies. In the event each of these persons is deemed a "participant," without acknowledging that any such person is a "participant," we furnish the following information.

     Except as set forth below, the principal business addresses of each director and executive officer are 6500 River Place Blvd., Austin, Texas 78730. The principal occupation of each director and executive officer is set forth in this Proxy Statement under the sections entitled "Proposal 1-Election of Directors" and "Executive Officers," respectively.

         John D. Barnett                            W. Lewis Gilcrease
         Investment Professionals, Inc.             119 West San Antonio
         16414 San Pedro Ave.                       San  Marcos, TX 78666
         San Antonio, TX 78232

         Richard A. Kosson                          Fred W. Lazenby
         Citrin Cooperman & Company, LLP            220 Great Circle Rd.
         530 Morris Ave.                            Suite 122
         Springfield, NJ 07081                      Nashville, TN 37228

         Elizabeth T. Nash                          Frank Parker
         109 E. Mimosa Circle                       4 Holly Lane
         San Marcos, TX 78666                       Brownsville, TX 78520

         James B. Morgan                            Jerold H. Rosenblum
         Handy & Morgan                             5 Water Orchard Ct.
         1409 Precinct Line Rd.                     Hilton Head Island, SC 29926
         Hurst, TX 76053

         Robert C. Wilson, III                      Eugene E. Payne
         P.O. Box 27501                             1300 Circle Ridge Drive
         Houston, TX 77227                          Austin, Texas  78746

         Thomas C. Richmond                         Jeffrey H. Demgen
         1004 Antelope Ridge                        9510 Scenic Bluff Drive
         Cedar Park, Texas 78613                    Austin, Texas 78733

         George M. Wise III                         Theodore A. Fleron
         3001 Huron Club Court                      1600 Easy Street
         Austin, Texas 78733                        Austin, Texas 78746

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     Information   about  the  present   ownership  by  participants  and  their
"associates" of FIC Common Stock is set forth under the section entitled "Security Ownership of Certain Beneficial Owners and Management."

     Information about related party transactions involving the participants and their "associates" can be found under the sections entitled "Certain Relationships and Related Transactions" and "Compensation of Executive Officers and Directors-Employment Agreements and Change In Control Agreements."

     No participant has been convicted in a criminal proceeding during the past ten years.

     Except as set forth in this Proxy Statement, no participant is or was, within the past year, a party to any contract arrangement or understanding with any person with respect to any securities of FIC.

     Except as set forth in this Proxy Statement, none of the directors or executive officers or any of their "associates" has any arrangement or understanding with any person with respect to future employment or future transactions with FIC.

     Other than as disclosed in this Schedule or the Proxy Statement, to the knowledge of FIC, neither FIC nor any of the participants has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.


                        PURCHASES AND SALES OF SECURITIES

     The following table sets forth information concerning all purchases and sales of securities of the Company by the participants listed below during the past two years.

                        Date of               Nature of          Number of
Name                    Transaction           Transaction        Shares

Jeffrey H. Demgen       May 29, 2001            Sale  *          2,200
                        June 1, 2001            Sale  *          2,200
                        January 7, 2002         Sale  *          2,200
                        May 29, 2002            Sale  *          2,200


Theodore A. Fleron      June 1, 2001            Sale  *          2,200
                        March 25, 2002          Sale **          5,100
                        April 10, 2002          Sale  *          2,200
                        May 29, 2002            Sale  *          2,200

Fred W. Lazenby         March 14, 2001          Sale            12,862
                        August 22, 2002         Sale             2,000
                        August 23, 2001         Sale             2,000
                        August 24, 2001         Sale             9,600
                        October 12, 2001        Sale            10,000
                        July 22, 2002           Sale               200

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Thomas C. Richmond      July 23, 2001           Sale *           2,200
                        May 29, 2002            Sale *           2,200

George M. Wise III      September 25, 2002      Purchase           200


* Sale of stock in connection with exercise of non-qualified stock options. ** ESOP diversification.

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                                                 PRELIMINARY COPY - SUBJECT TO
                                                 COMPLETION DATED APRIL 18, 2003


                                      PROXY

                        FINANCIAL INDUSTRIES CORPORATION
                         Annual Meeting of Shareholders
                               Friday, May 9, 2003
                                   10:00 a.m.

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 9, 2003.

Eugene E. Payne and Theodore A. Fleron, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, as directed on the reverse side of this proxy, with all the powers that the undersigned would possess if personally present at the Annual Meeting of Shareholders of Financial Industries Corporation to be held on Friday, May 9, 2003, or at any postponements or adjournments thereof, and in their discretion to vote and act upon any other matters as may properly come before said meeting and any adjournments thereof, including without limitation, any proposal proffered by the Otter Creek Group to reduce the size of the Board of Directors to eight, which proposal the named proxies intend to vote "AGAINST" if properly brought before the meeting. Such authority includes discretionary authority by the proxies named herein to cumulate votes in order to elect as many nominees as believed possible under the then prevailing circumstances.

If no choice is specified, the proxy will be voted "FOR" Item 1.

By signing the proxy, you revoke all prior proxies and appoint Eugene E. Payne and Theodore A. Fleron, or either of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments.

                            Continued on reverse side


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The Board of Directors Recommends a vote "FOR" Item 1.

1.       Election of Directors              _____       Vote FOR all nominees
                                                        (except as indicated)

                                            _____       Vote WITHHELD from all
                                                        nominees

To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

John D. Barnett, Theodore A. Fleron, Dr. W. Lewis Gilcrease, Richard A. Kosson, Fred W. Lazenby, James B. Morgan, Elizabeth T. Nash, Frank Parker, Dr. Eugene E. Payne, Jerold H. Rosenblum, Robert C. Wilson, III.

Please date, sign and return in the enclosed postage paid envelope.



                                        Dated: ___________________, 2003

                                        Signature(s) ___________________________

                                        ________________________________________



Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.